BYLAWS OF
                         DAEDALUS BUILDING SYSTEMS, INC.


SECTION 1. OFFICES

         The principal office shall be in the County of Fairfax, State of Virginia. The corporation may have offices and places of business at such other places within and without the State of Virginia as shall be determined by the directors.

SECTION 2. ANNUAL MEETING

         The annual meeting of the corporation shall be held in the principal office of the corporation at 8653 Richmond Highway, Alexandria, VA 22309 on the 3rd Friday of each year or at such other place as the officers and directors designate by proper notice to the stockholders.

SECTION 3. SPECIAL MEETINGS

         Special meetings of the shareholders for any purpose or purposes may be called by the President, and must be called by the him or her on receipt of a written request from the holders of twenty-five percent of the shares then outstanding and entitled to vote.

SECTION 4. NOTICE OF ANNUAL OR SPECIAL MEETINGS

         Notice of the annual meeting or of a special meeting, state the time, place and purpose or purposes thereof shall be given to each shareholder not less than ten nor more than forty days prior to the meeting, but such notice may be waived in writing at any time.

SECTION 5. QUORUM
         At any meeting of the shareholders the holders of a majority of the shares entitled to vote then issued and not outstanding shall constitute a quorum, except as otherwise provided by law.

SECTION 6. VOTING
         At each meeting of the shareholders every holder of a majority of shares then entitled to vote may vote in person or by proxy, and shall have one vote for each share registered in his or her name. However, it is understood that certain preferred shares may have greater voting rights and those shares shall and can be voted accordingly.

SECTION 7. NUMBER OF DIRECTORS, TENURE, VACANCIES
         The business and affairs of the corporation shall be managed and controlled by a Board of Directors of not more than eleven directors, who shall be elected annually by the shareholders at the annual meeting. Each director shall hold office until the election of his or her successor.

Any director may resign at any time. Vacancies occurring among the directors may be filled by the directors.

SECTION 8. REGULAR MEETING OF THE BOARD
         Immediately after each annual election of directors, the newly elected directors may meet forthwith at the principal office of the corporations for the purpose of organization and the transaction of other business; if a quorum of the directors be then present no prior notice of such meeting shall be required. Other regular meetings of the board may be held without notice at such times and places as the directors may determine.

SECTION 9. SPECIAL MEETINGS
         Special meetings of the directors may be called by the President and must be called at the written request of two members of a majority of the members of the Board.



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SECTION 10. NOTICE OF SPECIAL MEETINGS
         Notice of a special meeting shall be given to each director at least five days prior to meeting, but such notice may be waived in writing at any time.

SECTION 11. QUORUM
         A majority of the Board of Directors shall constitute a quorum at all meetings of the Board.

SECTION 12. OFFICERS
         The officers of the corporation shall be a President, a Vice President, a Secretary, and a Treasurer, who shall be elected annually by the directors and who shall hold office during the pleasure of the directors, and any other assistants of the Board of Directors may determine to elect at any time. The positions of (1) President and Treasurer, (2) Vice President and Treasurer, and
(3) Secretary and Treasurer may be united in one person. All vacancies occurring among any of the above officers shall be filled by the directors. Any officer may be removed at any time by the affirmative vote of a majority of the stockholders at a special meeting of the stockholders called for the purpose.

SECTION 13. SUBORDINATE OFFICERS
         The board may appoint such other officers and agents with such powers and duties as it shall deem necessary.

SECTION 14. THE PRESIDENT
         The President shall preside at all meetings of the shareholders and directors. He or she shall have general management and control of the business and affairs of the corporation.

SECTION 15. THE VICE PRESIDENT
         The Vice President shall, in the absence or disability of the President, exercise the powers and perform the duties of the President. He or she shall also generally assist the President and exercise such other powers and perform such other duties as shall be prescribed by the directors.

SECTION 16. THE TREASURER
         The Treasurer shall the custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in such bank or trust company as shall be designated by the directors of the corporation or the President. He shall receive and give receipts and acquittances for monies paid in on account of the corporation and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity of the same; he or she shall enter regularly in books of the corporation to be kept by him or her for that purpose full and accurate accounts of all monies received and paid out by him or her on account of the corporation; and he or she shall perform all other duties incident to the office of the Treasurer.

SECTION 17. THE SECRETARY
         The Secretary shall keep the minutes of all proceedings of the directors and the shareholders, he or she shall attend to the giving and serving of all notices to the shareholders; or other notices required by law or these By-Laws; he or she shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed; he or she shall have charge of the certificate books and stockbooks and such other books and papers as the Board may direct, and he or she shall perform all other duties incident to the office of Secretary.


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SECTION 18. SALARIES
         The salaries of all officers shall be fixed by the Board of Directors.

SECTION 19. CERTIFICATES OF STOCK
         Certificates of stock shall be issued in numerical order from the stock certificate book; they shall be signed by the President and by the Secretary of the corporation and the corporate seal shall be affixed thereto. A record of each certificate shall be kept on the stub thereof.

SECTION 20. TRANSFER OF SHARES
         Shares may be transferred on the books of the corporation by the holder in person or by his attorney upon the surrender and cancellation of certificates for a like number of shares.

SECTION 21. BOARD TO DECLARE DIVIDENDS
         The directors may from time to time, as they shall see fit, declare dividends upon the capital surplus.

SECTION 22. SEAL
         The directors shall provide a suitable corporate seal which shall be in charge of the Secretary and shall be used as authorized by the directors.

SECTION 23. DEPOSITORIES
         The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner, as may be determined from time to time by the directors.

SECTION 24. NOTICE AND WAIVER OF NOTICE
         Any notice required to be given by these Bylaws may be given by mailing or telegraphing the same to the person entitled thereto at his or her address as shown on the corporation's books and such notice shall be deemed to have been given at the time of such mailing or telegraphing. Any notice required by these Bylaws to be given may be waived by the person entitled to such notice.

SECTION 25. POWERS OF DIRECTORS TO AMEND, ETC.
         The Board of Directors shall have power to make, amend and repeal the Bylaws of the corporation at any annual meeting or at a special meeting called for the purpose and all Bylaws made by the directors may be altered or repealed by the shareholders.

                                    Adopted at the organizational meeting of the Board of Directors of Daedalus Building Systems, Inc. held on October 28, 1999

                                    /s/
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                                            Secretary